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                                                                 EXHIBIT 10.4(a)



                     CHANGE-IN-CONTROL PROTECTIVE AGREEMENT

         THIS AGREEMENT entered into this 13th day of June, 1996, by and between First Federal Savings and Loan Association (the "Association") and Mr. William Lyon (the "Employee"), effective on the date (the "Effective Date") this agreement is executed.

         WHEREAS, the Employee has recently been hired by the Association as an executive officer, and the Association deems it to be in its best interest to enter into this Agreement in order to provide the Employee with security in the event of a Change in Control of the Association, and thereby to facilitate his retention and insure an orderly transition following a Change in Control; and

         WHEREAS, the parties desire by this writing to set forth their understanding as to their respective rights and obligations in the event a Change in Control occurs with respect to the Association.

         NOW, THEREFORE, the undersigned parties AGREE as follows:

         1.      Defined Terms

                 When used anywhere in the Agreement, the following terms shall have the meaning set forth herein.

         (a) "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Association, as the terms are defined in Section 424(e) and
(f), respectively, of the Code.

         (b) When the Association is in the "mutual" form of organization, a "Change in Control" shall be deemed to have occurred if:

                 (i) as a result of, or in connection with, any exchange offer, merger or other business combination, sale of assets or contested election, any combination of the foregoing transactions, or any similar transaction, the persons who were Directors of the Association before such transaction cease to constitute a majority of the Board of Directors of the Association or any successor to the Association;

                 (ii) the Association transfers substantially all of its assets to another corporation which is not an Affiliate of the Association;

                 (iii) the Association sells substantially all of the assets of an Affiliate which accounted for 50% or more of the controlled group's assets immediately prior to such sale;

                 (iv) any "person" including a "group", exclusive of the Board of Directors of the Association or any committee thereof, is or becomes the "beneficial owner", directly
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         or indirectly, of proxies of the Association representing twenty-five percent (25%) or more of the combined voting power of the Association's members; or

                 (v) the Association is merged or consolidated with another corporation and, as a result of the merger or consolidation, less than seventy percent (70%) of the outstanding proxies relating to the surviving or resulting corporation are given, in the aggregate, by the former members of the Association.

         (c) If the Association shall be in the "stock" form of organization, a "Change in Control" shall be deemed to have occurred if:

                 (i) as a result of, or in connection with, any initial public offering, tender offer or exchange offer, merger or other business combination, sale of assets or contested election, any combination of the foregoing transactions, or any similar transaction, the persons who were Directors of the Association before such transaction cease to constitute a majority of the Board of Directors of the Association or any successor to the Association;

                 (ii) the Association transfers substantially all of its assets to another corporation which is not an Affiliate of the Association;

                 (iii) the Association sells substantially all of the assets of an Affiliate which accounted for 50% or more of the controlled group's assets immediately prior to such sale;

                 (iv) any "person" including a "group" is or becomes the "beneficial owner", directly or indirectly, of securities of the Association representing twenty-five percent (25%) or more of the combined voting power of the Association's outstanding securities (with the terms in quotation marks having the meaning set forth under the federal securities laws); or

                 (v) the Association is merged or consolidated with another corporation and, as a result of the merger or consolidation, less than seventy percent (70%) of the outstanding voting securities of the surviving or resulting corporation is owned in the aggregate by the former stockholders of the Association.

         Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur solely by reason of a transaction in which the Association converts to the stock form of organization, or creates an independent holding company in connection therewith.

         (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted through applicable rulings and regulations in effect from time to time.





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         (e)     "Code Section 280G Maximum" shall mean product of 2.99 and his
"base amount" as defined in Code Section 280G(b)(3).

         (f) "Good Reason" shall mean any of the following events, which has not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than thirty (30) miles from his primary office as of the date of the Change in Control; (ii) a material reduction in the Employee's base compensation as in effect on the date of the Change in Control or as the same may be increased from time to time; (iii) the failure by the Association to continue to provide the Employee with compensation and benefits provided for on the date of the Change in Control, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Association which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him at the time of the Change in Control; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position; (v) a failure to elect or reelect the Employee to the Board of Directors of the Association, if the Employee is serving on such Board on the date of the Change in Control; (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Association; or (vii) a material reduction in the secretarial or other administrative support of the Employee.

         (g) "Just Cause" shall mean, in the good faith determination of the Association's Board of Directors, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. No act, or failure to act, on the Employee's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Association.

         (h) "Protected Period" shall mean the period that begins on the date one year before the Change in Control and ends on the closing date of the Change in Control.

         (i) "Trust" shall mean a grantor trust designed in accordance with Revenue Procedure 92-64 and having a trustee independent of the Association.

         2.      Trigger Events

         The Employee shall be entitled to collect the severance benefits set forth in Section 3 of this Agreement in the event that (i) a Change in Control occurs, or (ii) the Association or its successor(s) in interest terminate the Employee's employment for any reason other than Just Cause during the Protected Period.





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         3.      Amount of Severance Benefit

         If the Employee becomes entitled to collect severance benefits pursuant to Section 2 hereof, the Association shall pay the Employee a severance benefit equal to the difference between the Code Section 280G Maximum and the sum of any other "parachute payments" as defined under Code Section 280G(b)(2) that the Employee receives on account of the Change in Control.
Said sum shall be paid in one lump sum within ten (10) days of the later of the date of the Change in Control and the Employee's last day of employment with the Association, provided that the Employee may elect at any time or before becoming entitled to collect benefits hereunder, to have such benefits be paid in substantially equal installments over a period of up to 10 years.

         In the event that the Employee and the Association agree that the Employee has collected an amount exceeding the Code Section 280G Maximum, the parties may jointly agree in writing that such excess shall be treated as a loan ab initio which the Employee shall repay to the Association, on terms and conditions mutually agreeable to the parties, together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code.

         4.      Funding of Grantor Trust upon Change in Control

         Not later than ten business days after a Change in Control, the Association shall (i) deposit in a Trust an amount equal to the Code Section 280G Maximum, unless the Employee has previously provided a written release of any claims under this Agreement, and (ii) provide the trustee of the Trust with a written direction to hold said amount and any investment return thereon in a segregated account for the benefit of the Employee, and to follow the procedures set forth in the next paragraph as to the payment of such amounts from the Trust. Upon the later of the Trust's final payment of all amounts due under the following paragraph or the date 12 months after the Change in Control, the trustee of the Trust shall pay to the Association the entire balance remaining in the segregated account maintained for the benefit of the Employee. The Employee shall thereafter have no further interest in the Trust.

         During the 12-consecutive month period after a Change in Control, the Employee may provide the trustee of the Trust with a written notice requesting that the trustee pay to the Employee an amount designated in the notice as being payable pursuant to this Agreement. Within three business days after receiving said notice, the trustee of the Trust shall send a copy of the notice to the Association via overnight and registered mail return receipt requested. On the tenth (10th) business day after mailing said notice to the Association, the trustee of the Trust shall pay the Employee the amount designated therein in immediately available funds, unless prior thereto the Association provides the trustee with a written notice directing the trustee to withhold such payment. In the latter event, the trustee shall submit the dispute to non-appealable binding arbitration for a determination of the amount payable to the Employee pursuant to this Agreement, and the costs of such arbitration shall be paid by the Association. The trustee shall choose the arbitrator to settle the dispute, and such arbitrator shall be bound by the rules of the American Arbitration Association in making his determination. The parties and the trustee shall be bound by the results of the arbitration and, within 3 days of the determination by the





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arbitrator, the trustee shall pay from the Trust the amounts required to be paid to the Employee and/or the Association, and in no event shall the trustee be liable to either party for making the payments as determined by the arbitrator.

         5. Term of the Agreement. This Agreement shall remain in effect for the period commencing on the Effective Date and ending on the earlier of
(i) the date 36 months after the Effective Date, and (ii) the date on which the Employee terminates employment with the Association; provided that the Employee's rights hereunder shall continue following the termination of this employment with the Association under any of the circumstances described in
Section 2 hereof. Additionally, on each annual anniversary date from the Effective Date, the term of this Agreement shall be extended for an additional one-year period beyond the then effective expiration date provided the Board of Directors of the Association determines in a duly adopted resolutions that the performance of the Employee has met the requirements and standards of the respective Boards, and that this Agreement shall be extended.

         6.      Termination or Suspension Under Federal Law.

                 (a) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

                 (b) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of the Association under this Agreement shall terminate, as of the effective date of the order, but the vested rights of the parties shall not be affected.

                 (c) If the Association is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

                 (d) All obligations under this Agreement shall terminate, except to the extent that continuation of this Agreement is necessary for the continued operation of the Association: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director of the OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.





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                 (e)      If a notice served under Section 8(e)(3) or (g)(1) of
the FDIA (12 U.S.C. 1818(e)(3) and (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Association's affairs, the Association's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association shall (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         7.      Expense Reimbursement.

                 In the event that any dispute arises between the Employee and the Association as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to enforce the terms of this Agreement or to defend against any action taken by the Association, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee shall obtain a final judgement in favor of the Employee in a court of competent jurisdiction or in binding arbitration under the rules of the American Arbitration Association. Such reimbursement shall be paid within ten (10) days of Employee's furnishing to the Association written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Employee.

         8.      Successors and Assigns.

                 (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Association which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Association.

                 (b) Since the Association is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Association.

         9. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

         10. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of Arkansas shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

         11. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.





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         12.     Entire Agreement.  This Agreement, together with any
understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.


         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.



ATTEST:                          FIRST FEDERAL SAVINGS AND
                                    LOAN ASSOCIATION


/s/ Betty C. Harris                     By: /s/ Vida H. Lampkin
-------------------------                   -----------------------------------
Secretary                               Its Chairman of the Board





WITNESS:


/s/ Paula J. Bergstrom                  /s/ William Lyon
-------------------------               ---------------------------------------
                                        William Lyon





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